Exhibit 32.1

Certification of

Chief Executive Officer and Chief Financial Officer

under Section 906 of the

Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the report on Form 10-Q of Black Stone Minerals, L.P. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas L. Carter, Jr., Chief Executive Officer of the Company, and Marc Carroll, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2015	/s/ Thomas L. Carter, Jr.
Thomas L. Carter, Jr. President and Chief Executive Officer Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.

Date: November 10, 2015	/s/ Marc Carroll
Marc Carroll Senior Vice President and Chief Financial Officer Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.